EXHIBIT 32.1
The Med-Design Corporation
Certification by the Acting, Chief Executive Officer
Relating to a Periodic Report Containing Financial Statements
     I, David R. Dowsett, Acting Chief Executive Officer of The Med-Design Corporation, a Delaware corporation (the “Company”), hereby certify that, to my knowledge:
     (1) The Company’s periodic report on Form 10-K for the period ended December 31, 2005 (the “Form 10-K”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and
     (2) The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.
*  *  *
DAVID R. DOWSETT
David R. Dowsett
Acting Chief Executive Officer
Date: March 29, 2006